NUMBER

[redacted]

SHARES

# Zebra Technologies Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE EITHER IN CHICAGO, IL OR IN NEW YORK, N.Y.

**CLASS A COMMON STOCK**

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 989207 10 5

THIS CERTIFIES THAT

SPECIMEN

is the Owner of

**FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE OF**

**Zebra Technologies Corporation**

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and the amendments from time to time made thereto, copies which are on file at the principal office of the Corporation, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: SPECIMEN

SPECIMEN

[redacted]

SECRETARY

Zebra Technologies Corporation
CORPORATE SEAL
DELAWARE

[redacted]

PRESIDENT

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR,
BY
AUTHORIZED SIGNATURE

Exhibit 4.1

# ZEBRA TECHNOLOGIES CORPORATION

Zebra Technologies Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such information may be obtained from the Secretary of the Corporation.

## ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ (Cust) Custodian ________ (Minor) under Uniform Gifts to Minors Act ________ (State)

Additional abbreviations may also be used though not in the above list.

*For value received,* ________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________

________________________________ *Shares*

*of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ________________

________________________________

*Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.*

*Dated,* ________________

________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Zebra Technologies Corporation and Mellon Investor Services LLC dated as of March 14, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Zebra Technologies Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Zebra Technologies Corporation will mail to the holder of this certificate a copy of the Rights Agreement, without charge, after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) shall become null and void.